Exhibit 99.1

NEWS RELEASE

NASDAQ: EU

TSXV: EU

November 12, 2026

www.encoreuranium.com

enCore Energy Reports Third Quarter 2026 Financial and Operating Results

DALLAS, Nov. 12, 2026 – enCore Energy Corp. (NASDAQ: EU) (TSXV: EU) (the “Company” or “enCore”), America’s Clean Energy Company™, today announced its financial and operational results for the three and nine months ended September 30, 2026. Third quarter revenue increased 88% year over year to $16.7 million on higher uranium deliveries and a stronger average realized price, while the Company continued wellfield development at Alta Mesa and Upper Spring Creek ahead of final regulatory authorizations and took steps to reduce costs and align spending with permitting timelines.

“2026 has been a challenging year for enCore, and we have responded by reducing costs and focusing our capital where it matters most,” said Chief Executive Officer Rich Little. “We optimized operations to align spending with permitting timelines, while continuing to build the wellfields and infrastructure that underpin our next phase of extraction. The first phase of the Upper Spring Creek facility and wellfield and the Alta Mesa wellfield 3 Extension are complete and awaiting receipt of final TCEQ approvals. Key federal approvals are in hand at Dewey Burdock.”

Third Quarter and Nine-Month 2026 Highlights:

•

Revenue: Revenue of $16.7 million, compared with $8.9 million in the third quarter of 2025, reflecting delivery of 200,000 pounds of U₃O₈ compared with 130,000 pounds in the third quarter of 2025. Average realized sales price was approximately $83.46 per pound versus $68.28 per pound.

•

Cost of Sales: Cost of sales of $17.4 million, compared with $5.0 million in the third quarter of 2025; weighted average cost of uranium sold was $87.22 per pound versus $38.35 per pound, primarily reflecting a higher proportion of purchased uranium.

•

Gross Margin: Gross loss of $0.8 million versus gross profit of $3.9 million in the third quarter of 2025, primarily reflecting the higher cost of purchased uranium included in sales during the quarter.

•

Net Loss: Net loss attributable to enCore of $33.9 million, or $0.17 per basic and diluted share, versus $4.8 million, or $0.03 per share, in the third quarter of 2025. Results included a $17.0 million realized loss and $5.7 million unrealized gain on marketable securities.

•

Liquidity: As of September 30, 2026, unrestricted cash and cash equivalents were $5.1 million, marketable securities were $33.6 million, and inventory was $6.4 million. Working capital was $47.3 million. Marketable securities and inventory are not equivalent to unrestricted cash.

•

Nine-Month Revenue: Revenue increased to $50.7 million compared to $30.8 million in the nine months ended September 30, 2025. Uranium deliveries increased to 685,000 pounds compared to 480,000 pounds; average realized sales price was approximately $74.00 per pound versus $64.13 per pound for the same period.

•

Nine-Month Cost of Sales: Cost of sales increased to $54.1 million from $25.8 million, with weighted average cost per pound sold of $78.95 versus $53.71 for the nine months ended September 30, 2025. Of the 685,000 pounds sold in the nine months ended September 30, 2026, 560,000 pounds were purchased uranium, and 125,000 pounds were extracted uranium.

•	Operating Cash Flow: Net cash used in operating activities was $47.4 million for the nine months ended September 30, 2026, compared with $37.9 million in the corresponding prior-year period.

•	Nine-Month Net Loss: Net loss attributable to enCore was $70.0 million, or $0.36 per share, compared with $35.3 million, or $0.19 per share, in the prior-year period.

Operational Updates:

•	Alta Mesa – wellfield 3 Extension: The wellfield is ready for extraction, and the Company is awaiting final regulatory approval. enCore expects to begin extraction before the end of 2026.

•	Alta Mesa – wellfield 8: Development drilling continues, and the Company expects to begin extraction in early 2027.

•	Upper Spring Creek: The first phase of the satellite facility and wellfield development are complete. Operations are expected to commence before the end of 2026.

•	Alta Mesa East: Exploration drilling and preparation of permitting applications continue for an expansion into the adjacent project area.

•

Dewey Burdock: Key federal permitting milestones achieved to date include Environmental Protection Agency Class III and V underground injection control permits received in October 2025 and Bureau of Land Management approval of the Plan of Operations on June 15, 2026. Preliminary engineering is ongoing for the plant site and evaporation ponds, and the Company continues to advance state permitting.

•

Cost Discipline: In response to permitting delays in South Texas, which have reduced estimated 2026 extraction volumes, the Company executed a reduction in force in July 2026 that reduced overall headcount by approximately 20%. The Company also reduced rig activity to better align spending with permitting timelines and operational priorities.

U3O8 Inventory

Inventory Remaining on Hand

	As of September 30, 2026			As of December 31, 2025
	Pounds U3O8	Cost ($000s)	Cost/ Pounds	Pounds U3O8	Cost ($000s)	Cost/ Pounds
Total Cost of Inventory	116,631	$6,400	$54.87	132,013	$5,317	$40.28
Purchased Inventory (1)	40,000	$2,963	$74.08	—	—	—
Extracted total	76,631	$3,437	$44.85	132,013	$5,317	$40.28
Extracted:
Cash costs (2)		$2,421	$31.59		$4,605	$34.88
Non-Cash costs (3)		$1,016	$13.26		$713	$5.40

(1)	Lower of actual cost or market price as of end Q3-2026 and Q4-2025 respectively.
(2)	Cash costs of extracted pounds related to cost of goods sold are a metric for investors in evaluating the Company’s operations.
(3)	Non-cash costs of extracted pounds related to cost of goods sold are an insight into additional expenses that impact overall costs and include depletion and certain sales related fees.

Total Costs of U3O8 Sold

	Nine Months Ended September 30, 2026			Nine months ended September 30, 2025
	Pounds U3O8	Cost ($000s)	Cost/ Pounds	Pounds U3O8	Cost ($000s)	Cost/ Pounds
Total Cost of Pounds	685,000	$54,080	$78.95	480,000	$25,781	$53.71
Purchased inventory (1)	560,000	$46,486	$83.01	225,000	$15,433	$68.59
Extracted total	125,000	$7,593	$60.74	255,000	$10,348	$40.58
Extracted:
Cash costs (2)		$4,720	$37.75		$6,680	$26.20
Non-Cash costs (3)		$2,874	$22.99		$3,668	$14.38

(1)	Lower of actual cost or market price as of end Q3-2026 and Q3-2025, respectively.
(2)	Cash costs of extracted pounds related to cost of goods sold are a metric for investors in evaluating the Company’s operations.
(3)	Non-cash costs of extracted pounds related to cost of goods sold are an insight into additional expenses that impact overall costs and include depletion and certain sales related fees.

Additional Updates

During the third quarter, the Company distributed Verdera Energy Corp. shares to its shareholders. The shares distributed had a fair value of $8.4 million, and the Company recorded a $17.2 million realized loss on distribution. As a result of the distribution, the conversion rate on the Company’s 5.50% convertible senior notes due 2030 and the related capped-call strike and cap prices were adjusted, as described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Investor Information

enCore’s interim financial statements, including the accompanying Management’s Discussion and Analysis, are available in the Company’s Quarterly Report on Form 10-Q, which is being filed today with the U.S. Securities and Exchange Commission (“SEC”) and with Canadian securities regulators on SEDAR+. It includes the Company’s consolidated financial statements for the nine months ended September 30, 2026, and the related notes and financial results. The report can be accessed at the SEC’s website at www.sec.gov, SEDAR+ at www.sedarplus.ca, and on enCore’s financials page at www.encoreuranium.com/investors/financial-statements/.

About enCore Energy Corp.

enCore Energy Corp., America’s Clean Energy Company™, is committed to providing clean, reliable, and affordable uranium to fuel the rapidly expanding U.S. nuclear energy needs. enCore’s team is led by industry experts with extensive knowledge and experience in all aspects of uranium ISR operations and the nuclear fuel cycle. enCore exclusively uses ISR for uranium extraction, a minimally invasive, eco-friendly, and economically competitive mineral extraction technology co-developed by enCore’s leadership.

Building on enCore’s demonstrated and continuing success in South Texas, future projects in enCore’s planned project pipeline include the expansion of Alta Mesa to include the Alta Mesa East property, the Dewey Burdock project in South Dakota, and the Gas Hills project in Wyoming. The Company holds other assets, including non-core assets and proprietary databases. enCore is committed to working with local communities and indigenous governments to create positive impacts from corporate projects.

Contact:

William M. Sheriff

Executive Chair

972.333.2214

info@encoreuranium.com

Graham Farrell

Investor Relations

416.842.9003

gfarrell@encoreuranium.com

www.encoreuranium.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities laws that are based on management’s current expectations, assumptions, and beliefs. Forward-looking statements can often be identified by such words as “anticipates,” “schedules,” “becomes,” “expects,” “plans,” “believes,” “intends,” “continue,” “potential,” “remains,” and similar expressions or variations (including negative variations) of such words and phrases, or statements that certain actions, events, or results “may,” “could,” or “will” be taken.

Forward-looking statements and information that are not statements of historical fact include, but are not limited to, any information relating to statements regarding future or potential extraction, wellfield development, permitting, the Company’s strategic initiatives and any other statements regarding future expectations, beliefs, goals or prospects, statements regarding the success of current and future ISR operations, including projects in our pipeline, expectations regarding operational developments, permitting, drilling and development timelines, anticipated cost savings and operational efficiencies, the Company’s priority to convert operational developments into extraction as regulatory authorizations are received and our commitment to working with local communities and indigenous governments to create a positive impact from corporate projects should be considered forward looking statements. All such forward-looking statements are not guarantees of future results and forward-looking statements are subject to important risks and uncertainties, many of which are beyond the Company’s ability to control or predict, that could cause actual results to differ materially from those expressed in any forward looking statement, including those described in greater detail in our filings with the SEC and on SEDAR+, particularly those described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, management’s discussion and analysis, and annual information form. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, risks associated with assumptions regarding project economics; discount rates; expenditures and the current cost environment; timing and schedule of the projects; general economic conditions; adverse industry events; future legislative and regulatory developments; the ability of enCore to implement its business strategies; and other risks. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation exploration and development risks; changes in commodity prices; access to skilled personnel; the results of exploration and development activities; extraction risks; uninsured risks; regulatory risks; defects in title; the availability of materials and equipment; timeliness of government approvals and unanticipated environmental impacts on operations; litigation risks; risks posed by the economic and political environments in which the Company operates and intends to operate; increased competition; assumptions regarding market trends and the expected demand and desires for the Company’s products and proposed products; reliance on industry equipment manufacturers, suppliers and others; the failure to adequately protect intellectual property; the failure to adequately manage future growth; adverse market conditions; the failure to satisfy ongoing regulatory requirements; and factors relating to forward looking statements listed above. Should one or more of these risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected. The Company assumes no obligation to update the information in this communication, except as required by law. Additional information identifying risks and uncertainties is contained in filings by the Company which are available online at www.sec.gov and www.sedarplus.ca. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of management. Such statements may not be appropriate for other purposes and readers should not place undue reliance on these forward-looking statements, that speak only as of the date hereof, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this press release are expressly qualified by this cautionary statement.